Exhibit 10.8

FORM OF

ENCORE BANCSHARES, INC.

LONG-TERM

RESTRICTED STOCK AGREEMENT

Restricted Stock Agreement (“Agreement”) made effective the              day of             , 2010 (“Date of Grant”), between Encore Bancshares, Inc., a Texas Corporation (the “Company”), and                          (“Holder”).

1. Definitions. Capitalized terms used, but not defined, herein shall have the meanings assigned to such terms in the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan (“Plan”), and the following additional terms shall have the following meanings:

(a) “Disability” means the Holder’s incapability of performing services for the Employer of the kind Holder was performing by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The Employer shall determine whether Holder is disabled based on the opinion of a physician selected by the Committee. The date of determination of Disability shall be the date of such determination by such physician.

(b) “Forfeiture Restrictions” means the prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment as described in Section 3(a).

2. Award. The Company hereby makes a grant of Restricted Shares (as defined below) subject to the terms and conditions contained herein and in the Plan:

(a) Shares. Pursuant to the Plan,              shares (the “Restricted Shares”) of Stock shall be issued as hereinafter provided in Holder’s name subject to certain restrictions thereon.

(b) Issuance of Restricted Shares. The Restricted Shares shall be issued upon acceptance hereof by Holder and upon satisfaction of the conditions of this Agreement.

(c) Plan Incorporated. Holder acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

3. Restricted Shares. Holder hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a) Forfeiture Restrictions. To the extent then subject to the Forfeiture Restrictions, the Restricted Shares granted hereunder may not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered by Holder, and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of Holder or any agent of Holder or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for the Restricted Shares. Holder shall be subject to an obligation to forfeit and surrender to the Company, without further consideration from the Company, the Restricted Shares upon a termination of employment or service described in 3(d) below, except as otherwise provided in such paragraph.

Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may cause the Forfeiture Restrictions to lapse with respect to all or a portion of the Restricted Shares at any time.

(b) Lapse of Forfeiture Restrictions. As of the anniversary date of the Date of Grant, the Forfeiture Restrictions shall lapse on a percentage of Restricted Shares, rounded up to the nearest whole Share on the final vesting date, in accordance with the following schedule:

Year	Percentage of Restricted Shares Becoming Vested Shares

Restricted Shares with respect to which Forfeiture Restrictions have lapsed shall cease to be subject to any Forfeiture Restrictions, and the Company, pending receipt of Holder’s payment of corresponding taxes, shall provide the Holder a certificate (without the legend referenced in Section 3(f) below) representing the shares as to which the Forfeiture Restrictions have lapsed.

(c) Additional Restrictions. Notwithstanding anything in this Agreement to the contrary, the Restricted Shares with respect to which the Forfeiture Restrictions have expired in accordance with the schedule in Section 3(b) of this Agreement (the “Vested Shares”) may not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered by Holder, and no such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of Holder or any agent of Holder or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for the Restricted Shares (the “Transfer Restrictions”). The Transfer Restrictions shall remain in effect until such time as the U.S. Department of the Treasury no longer owns any debt or equity securities of the Company acquired pursuant to the Capital Purchase Program (“CPP”) or until such time as such Transfer Restrictions shall expire under the terms of this Agreement; provided, however, the Transfer Restrictions shall expire on a number of Vested Shares as determined in accordance with the following schedule:

(i) 25% of the Vested Shares upon repayment of 25% of the CPP funding received;

(ii) an additional 25% of the Vested Shares (for an aggregate total of 50% of the Vested Shares) upon repayment of 50% of the CPP funding received;

(iii) an additional 25% of the Vested Shares (for an aggregate total of 75% of the Vested Shares) upon repayment of 75% of the CPP funding received; and

(iv) the remainder of the Vested Shares upon repayment of 100% of the CPP funding received.

(d) Termination of Employment. If, prior to the lapse of the Forfeiture Restrictions, for any reason other than death or Disability, Holder ceases to be employed by the Company or its Affiliates (as defined in the Plan) or ceases to serve as a director or consultant of the Company or its Affiliates, the Restricted Shares shall be forfeited and surrendered to the Company; provided however, that the Committee may, in its sole discretion, cause the Forfeiture Restrictions to lapse as to all or a part of the Restricted Shares hereunder at any time.

If, by reason of death or Disability, Holder ceases to be employed by the Company or its Affiliates, or ceases to serve as a director or consultant of the Company or its Affiliates, the Forfeiture Restrictions shall lapse as to all the Restricted Shares hereunder and the Transfer Restrictions shall be deemed to have expired upon death or, in the case of Disability, the date on which (i) employment with the Company is terminated; or (ii) director or consulting services are terminated.

(e) Change in Control. The Forfeiture Restrictions shall lapse as to all Restricted Shares and the Transfer Restrictions shall be deemed to have expired hereunder “immediately prior to” the occurrence of any Change of Control as defined in the Plan. The phrase “immediately prior to” shall mean sufficiently in advance of the Change of Control to permit the Holder to take all steps reasonably necessary to deal with such Restricted Shares so that such shares may be treated in the same manner in connection with the Change of Control as the shares of Stock of other shareholders.

(f) Certificates. One or more certificates evidencing the Restricted Shares shall be issued by the Company in Holder’s name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Holder shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. Each certificate shall bear the following legend:

The shares evidenced by this certificate have been issued pursuant to an agreement effective                 , a copy of which may be obtained by contacting the Company’s Secretary, between the Company and the registered holder of the shares and are subject to forfeiture to the Company under certain circumstances described in such agreement. The sale, assignment, pledge or other transfer of the shares of stock evidenced by this certificate is prohibited under the terms and conditions of such agreement, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.

The Company may cause the certificate or certificates to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture occurs or until the later of the following to occur: (i) the expiration of the Restricted Period, (ii) the expiration of the Forfeiture Restrictions as provided in Section 3(b), 3(d) or 3(e), or (iii) the expiration of the Transfer Restrictions as provided in Section 3(c), 3(d) or 3(e). Upon request of the Committee, Holder shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions and Transfer Restrictions. Upon the later of the following to occur: (i) the expiration of the Restricted Period, (ii) the expiration of the Forfeiture Restrictions as provided in Section 3(b), 3(d) or 3(e), or (iii) the expiration of the Transfer Restrictions as provided in Section 3(c), 3(d) or 3(e), the Company shall deliver to Holder a certificate without legend evidencing the vested Restricted Shares with respect to which Forfeiture Restrictions and Transfer Restrictions have lapsed, and shall retain a certificate representing unvested Restricted Shares still subject to Forfeiture Restrictions and Transfer Restrictions. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

4. Withholding of Tax. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Holder for federal, state, or local income tax purposes, Holder shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or stock, the withholding of Stock out of shares otherwise distributable or any other arrangement satisfactory to the Committee. The Company shall, to the extent permitted by law, have the right to withhold delivery of a stock certificate under Section 3(f) above or to deduct any such taxes from any payment of any kind otherwise due to the Holder.

If Holder makes an election under Section 83(b) of the Code with respect to the Restricted Shares, Holder shall promptly notify the Committee of such election. Failure to notify the Committee of any tax election made by Holder may, in the discretion of the Committee, result in the forfeiture of the Restricted Shares.

5. Status of Stock. Holder agrees that, notwithstanding anything to the contrary herein, the Restricted Shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Holder also agrees (i) that certificates shall bear the legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

6. Changes in Capital Structure. If the outstanding shares of Stock or other securities of the Company, or both, shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares of Stock or other securities constituting the Restricted Shares shall be appropriately and equitably adjusted in accordance with the terms of the Plan.

7. Employment Relationship. For purposes of this Agreement, Holder shall be considered to be in the employment of the Employer as long as Holder remains an employee of the Employer, any successor corporation or a parent or subsidiary of the Company or any successor thereto. Any question as to whether and when there has been a termination of such employment or a termination of service as a director or consultant, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Holder the right to continue in the employ or service of the Employer, nor shall anything contained herein be construed or interpreted to limit the “employment at will” relationship between Holder and the Employer.

8. Compliance with Securities Laws. Upon request, Holder will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Compliance with Laws. Notwithstanding any of the other provisions of this Agreement, the Company will not be obligated to issue any shares of Restricted Stock pursuant to this Agreement if the issuance of such shares would constitute a violation by Holder or by the Company of any provision of any law or regulation of any governmental authority.

Holder expressly acknowledges that the Company is required to meet certain executive compensation and corporate governance standards under Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“AARA”), and implemented by guidance and regulations issued by the United States Department of Treasury. To the extent any issuance or vesting of Restricted Stock pursuant to this Agreement is deemed to constitute a violation by the Company or by Holder of any provision of the EESA, AARA, or any implementing regulation thereunder, the Company shall take such action as is necessary to fully comply with such requirements, including but not limited to amending this Agreement. Holder hereby consents to any and all such actions or amendments.

10. Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering, any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Restricted Shares.

11. Resolution of Disputes. Any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and any such determination and any interpretation by the Committee of the terms of the Plan or this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Holder, and Holder’s heirs, personal representatives and successors.

12. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices given by Holder shall be directed to Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046, Attention: Rhonda L. Carroll, Corporate Secretary. Any notice given by the Company to Holder directed to Holder at the address on file with the Company shall be effective to bind Holder and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Holder of the existence, maturity or termination of any of Holder’s rights hereunder and Holder shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Holder’s rights or privileges hereunder.

13. Binding Effect. The provisions of the Plan and the terms and conditions of this Agreement shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of Holder, including, without limitation, Holder’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of Holder. This Agreement shall be binding upon and inure to the benefit of any successors to the Company.

14. Contract Terms. Notwithstanding the provisions of this Agreement, if Holder has entered into a separate contract or agreement with the Holder that affects the Restricted Shares issued hereunder, the provisions of this Agreement shall control over any inconsistent provisions of such contracts or agreements.

15. Modifications. Any modification of this Agreement will be effective only if it is in writing and signed by a duly authorized officer of the Company and by Holder, except to the extent such modification occurs pursuant to an amendment of the Plan made in accordance with Sections XII or XIII of the Plan.

16. Agreement Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Holder has executed this Agreement, all effective as of the date of first above written.

COMPANY

By:

Name:	James S. D’Agostino, Jr.

Title:	Chairman and CEO

HOLDER

By:

Name: